                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
         of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement

                               American IDC Corp.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                       SCHEDULE 14C INFORMATION STATEMENT

                               American IDC Corp.
                         11301 Olympic Blvd., Suite 680
                              Los Angeles, CA 90064

                             Telephone: 310.445.2599
                             Facsimile: 310.445.2529

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               September ___ 2004

Notice Of Written Consent in lieu of Annual Meeting to be effective September ___, 2004.

To Shareholders of American IDC Corp.:

American IDC Corp., a Florida corporation notifies its shareholders of record that stockholders holding a majority of the voting power plan to take the following action by written consent in lieu of an annual meeting, to be effective September __, 2004:

1. To appoint Gordon F. Lee to serve as director for the ensuing year and until the next annual meeting of shareholders or until his successors are duly elected and qualified.

2. To approve an amendment to the company's Articles of Incorporation to increase the company's authorized shares of common stock from 50,000,000 shares to 250,000,000 shares.

3. To approve an amendment to American IDC's Articles of Incorporation to authorize preferred stock issuable in one or more series.

4. To ratify and approve the company's Stock Plans.

5. To ratify and approve the company's appointment of Russell Bedford Stefanou & Mirchandani as the company's independent auditors.

6. To ratify and approve the license agreement with ETV, Inc. and the company's business plan.

7. To ratify and approve the actions of the board of directors and officers of the company for the last two fiscal years.

These actions will not be effective until a date which is at least twenty (20) days after ACNI files the Definitive Information Statement. You have the right to receive this notice if you were a shareholder of record on August 30, 2004 (the "Record Date").


                                                        /s/ Gordon F. Lee
                                                        -----------------
                                                        Gordon F. Lee
                                                        Secretary
Los Angeles, California
September ___, 2004

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of American IDC Corp., a Florida corporation ("ACNI").

The Board of Directors has recommended and persons owning the majority of the voting power of ACNI have adopted resolutions to effect the above-listed actions.

ACNI will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail along with a copy of ACNI's report on Form 10-KSB for the year ended December 31, 2003 and quarterly report for the quarter ended June 30, 2004.

Dissenter's Rights of Appraisal

The Florida Business Corporation Act does not provide for dissenter's rights of appraisal in connection with the above-listed actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Record Date and Voting

The Board of Directors has fixed the close of business on August 30, 2004 as the record date for the determination of stockholders entitled to receive notice of the proposals described above. On that date there were 46,980,605 shares of common stock, $0.001 par value as of August 30, 2004, issued and outstanding. The proposals to be acted upon as described above each require the affirmative vote of a majority of the outstanding shares of common stock of the company entitled to vote thereon. Each share of common stock is entitled to one vote on each of the proposals. The company anticipates providing this Information Statement to its stockholders on or about September ___, 2004.

The company has been advised that its officers, directors and certain stockholders, who currently exercise voting power over an aggregate of approximately 25,781,000 shares, or approximately 54.9% of the company's outstanding common stock, intend to vote in favor of all of the proposals. Accordingly, the company anticipates that the proposals will be authorized by written consent (the "Consent") without a meeting in accordance with the Florida Business Corporation Act.

Security Ownership of Certain Beneficial Owners and Management

(a) This table sets out beneficial owners of five percent (5%) or greater of the company's common stock. The following sets forth information with respect to ownership by holders of more than five percent (5%) of the registrant's common stock known by the registrant based upon 46,980,605 shares outstanding at August 30, 2004.

                                                      AMOUNT OF
TITLE                                                 BENEFICIAL      PERCENT OF
OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER       INTEREST         CLASS
--------    ------------------------------------       --------         -----

Common      Gordon F. Lee                             21,477,000        45.7%
            11301 Olympic Boulevard, Suite 680
            Los Angeles, CA 90064

            Robert Schumacher                          3,360,000         7.2%
            11301 Olympic Boulevard, Suite 680
            Los Angeles, CA 90064

            Richard O. Weed                            2,000,000         4.3%
            4695 MacArthur Ct., Suite 1430
            Newport Beach, CA 92660

b) The following table sets forth information with respect to the Company's common stock beneficially owned by each officer and director, and by all directors and officers as a group, at August 30, 2004.

                                                      AMOUNT OF
TITLE                                                 BENEFICIAL      PERCENT OF
OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER     INTEREST         CLASS
--------      ------------------------------------     --------         -----

Common        Gordon F. Lee                           21,477,000        45.7%
              CEO, CFO, Chairman
              11301 Olympic Boulevard, Suite 680
              Los Angeles, CA 90064

              Robert Schumacher                        3,360,000         7.2%
              President (former)
              11301 Olympic Blvd., Suite 680
              Los Angeles, CA 90064

Total as a group                                      24,837,000        52.9%

Proposal No. 1
                              ELECTION OF DIRECTORS

The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

Name                       Director Since
-----------------------------------------
Gordon F. Lee              March 28, 2000

Stockholders holding a majority of the voting power of the Company have indicated that effective September __, 2004 they will, by written consent, appoint the above referenced person to serve as Director.

ACNI's Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than one director, with the exact number within this range to be determined from time to time by resolution of the Board of Directors. The current number of directors is two. It is proposed to reserve one Director position for the future expansion of the company.

All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

(a) The following table furnishes the information concerning the Company's directors and officers. The directors of the Company are elected every year and serve until their successors are elected and qualify.

Name                Age     Title                                      Term
----                ---     -----                                      ----

Gordon F. Lee       52      Chief Executive Officer,                   Annual
                            Secretary, Treasurer, Director


The following table sets forth the portion of their time the Officers and Directors devote to the Company:

Gordon Lee                  75%

The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and is qualified. The term of office for each officer of the Company is at the pleasure of the board of directors.

The board of directors does not have a nominating committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

(b) Identification of Certain Significant Employees.

The directors and executive officers of the Company handle strategic matters and critical decisions.

(c) Family Relationships.

None

(d) Business Experience.

The following is a brief account of the business experience of each director and executive officer of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

GORDON F. LEE has been the President and sole Director the Company since March 28, 2000. From 1991 to March 1998, Mr. Lee served as the President of USA Video Corporation, one of the first companies to offer video on demand and high quality digitizing and compression services. From March 1998 to March 1999, Mr. Lee served as the President of GlassMaster Industries, a company working on the development of a bullet resistant glass coating technology, which was eventually sold off to other companies for commercial development. From March 1999 through the present, Mr. Lee has served as President of Bentley Commerce Corp. (OTCBB "BLYC"), a barter company. From March 2000 to June 1, 2004, Mr. Lee served as Bentley's CFO. Mr. Lee is currently the Chairman of Bentley Commerce Corp. Mr. Lee has also served in the past five years on the Board of Directors of companies such as Laser Vision Inc. and Future Media Technologies.

(e) Directors' Compensation

Directors who are also officers of the registrant may receive cash or stock compensation for services as a director as authorized by the board of directors.

(f) Committees

The company does not have a standing audit, nominating or compensation committee as it is still in the development stage. Further, it does not have an audit committee financial expert serving on its audit committee.

(e) Meetings of the Board of Directors

During the fiscal year ended December 31, 2003, the Board of Directors held a number of informal meetings, and took action by unanimous written consent on approximately 23 occasions.

EXECUTIVE COMPENSATION

(a) Cash Compensation.

Compensation paid by the Company for all services provided up to December 31, 2003 to each of its executive officers.

                            SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                             -------------------                   ----------------------

NAME AND
PRINCIPAL
STOCK                           SALARY            BONUS         OTHER       RESTRICTED
POSITION           YEAR            $              ANNUAL COMPENSATION         AWARDS
---------          ----         ------            -------------------         ------

Gordon Lee,        2003     $   240,000.00(1)       0             0         8,000,000(1)
CEO,
Treasurer,
Secretary, and     2002               0             0             0                 0
Director


(1) 8,000,000 shares were issued in February 2004 in settlement of $240,000.00 owed to Mr. Lee for his services as CEO and Chairman of the company for fiscal 2003.

(b) Employment Contract

Effective January 1, 2004, the company entered into an employment agreement with Gordon F. Lee, whereby the company will employ Mr. Lee as the Company's Chief Executive Officer, Chief Financial Officer and Chairman until January 1, 2005. As compensation for this employment, Mr. Lee is entitled to an annual salary of $240,000, payable in cash or common stock. Effective July 1, 2004, this annual compensation will be increased to $480,000, plus bonuses from time to time, payable in cash or common stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the registrant's officers and directors, and persons who own more than 10% of a registered class of the registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish to registrant with copies of all
Section 16(a) documents they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16-a-3(e) and Form 5 and amendments thereto furnished to the registrant with respect to its most recent fiscal year, and any representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-B, the registrant believes all required reports were made during the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Chief Executive Officer and principal shareholders have advanced $85,916 and $35,945, net of cash repayments, to the Company for working capital purposes as of December 31, 2003 and December 31, 2002, respectively. No formal repayment terms or arrangements exist.

In June 2003, the Company entered into a consulting agreement ("Agreement") with Bentley Communications Corp. ("Bentley"), an entity controlled by the Company's President. Pursuant to the Agreement, the Company received 10 million shares of Bentley's restricted common stock, valued at $33,000, to provide consulting services to Bentley over a six-month period commencing July 1, 2003. This Agreement was cancelled and proclaimed paid in full on June 1, 2004.

Proposal No. 2

         TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK

The company's board of directors has determined that it would be in the best interest of the company to amend the Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001, from 50,000,000 shares to 250,000,000 shares. Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock. The board of directors believes it is in the best interest of the company to increase the number of authorized shares in order to give the company greater flexibility in considering and planning for future business needs. The shares will be available for issuance by the board of directors for proper corporate purposes, including but not limited to, stock dividends, stock acquisitions, financing and compensation plans. The issuance of additional shares of common stock could have the effect of diluting earnings per share, voting power and shareholdings of stockholders, It could also have the effect of making it more difficult for a third party to acquire control of the company. Other than in connection with the company's existing employee stock option plans and outstanding convertible notes and share purchase warrants, the company does not presently intend to issue any shares of common stock. The company anticipates issuing additional shares of common stock in connection with future financings of the company. The company presently does not have any agreement or other arrangement for any financing involving the issuance of shares of common stock. Current stockholders do not have preemptive rights to subscribe for, purchase or reserve any shares of the authorized capital stock of the company.

Stockholders holding a majority of the voting power of the company have indicated that effective September __, 2004 they will, by written consent, approve an amendment to the company's Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

Proposal No. 3

         TO APPROVE AN AMENDMENT TO AMERICAN IDC'S ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK ISSUABLE IN ONE OR MORE SERIES

On June 30, 2004, the Board of Directors unanimously approved a proposal to amend American IDC's Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of Preferred Stock, par value $5.00 per share (the "Preferred Stock"). No preferred stock is presently authorized by American IDC's Articles of Incorporation. The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

         The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following:

i. the rate of dividends, and whether dividends were cumulative or had a preference over the common stock in right of payment;

ii. the terms and conditions upon which shares may be redeemed and the redemption price;

iii.     sinking fund provisions for the redemption of shares;

iv. the amount payable in respect of each share upon a voluntary or involuntary liquidation of the company;

v. the terms and conditions upon which shares may be converted into other securities of the company, including common stock;

vi. limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of the company junior to such series, including the common stock;

vii. conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and

vii.     voting rights.

         Any series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the company's Common Stock.

         In the Board of Directors' opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for American IDC's capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock.

         The Preferred Stock may be used by American IDC for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the company's business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

Effects

It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of American IDC's common stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

i. reduction of the amount otherwise available for the payment of dividends on common stock to the extent dividends are payable on any issued Preferred Stock;

ii.      restrictions on dividends on the common stock;

iii. rights of any series or the class of Preferred Stock to vote separately, or to vote with the common stock;

iv. conversion of the Preferred Stock into common Stock at such prices as the Board of Directors determines, which could include issuance at below the fair market value or original issue price of the common stock, diluting the book value or per share value of the outstanding Common Stock; and

v. the holders of common stock not being entitled to shares in the company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

Stockholders holding a majority of the voting power of the Company have indicated that effective September__, 2004 they will, by written consent, approve an amendment to American IDC's Articles of Incorporation to authorize preferred stock issuable in one or more series.

Proposal No. 4

                 TO RATIFY AND APPROVE THE COMPANY'S STOCK PLANS

On April 26, 2003, the Board of Directors adopted the 2003 Non-Qualified Stock Plan (the "2003 Stock Plan") as a method for ACNI to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the company's cash resources. The Board of Directors reserved one million five hundred thousand (1,500,000) shares of its $.001 par value common stock for issuance under the 2003 Stock Plan.

On July 23, 2003, the Board of Directors adopted the July 2003 Non-Qualified Stock & Stock Option Plan (the "July 2003 Stock Plan") as a method for ACNI to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved two million five hundred thousand (2,500,000) shares of its $.001 par value common stock for issuance under the July 2003 Stock Plan.

On or about April 14, 2004, the Board of Directors adopted the 2004 Non-Qualified Stock & Stock Option Plan (the "2004 Stock Plan") as a method for ACNI to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved six million (6,000,000) shares of its $.001 par value common stock for issuance under the 2004 Stock Plan.

Set forth below is a brief description of the material features of the above-listed stock plans (the "Stock Plans").

Administration and Eligibility
------------------------------
The Stock Plans are administered by a Compensation Committee (the "Committee") appointed by the Board or in the absence of a Committee, by the Board itself. Employees, directors, officers, consultants, advisors and other persons associated with the Company are eligible to receive common stock and options under the Stock Plans. The Committee determines, among other things, who is eligible to receive common stock and/or stock options, the number of shares granted or subject to an option, the time at which common stock is issued or an option is granted, the duration of an option and the exercise price of an option. The Committee has the right to adopt or rescind rules for the administration of the Stock Plans, correct defects and omissions in, reconcile inconsistencies, and construe the Stock Plans. The Committee may only grant common stock or stock options to a stockholder pursuant to a written agreement between the stockholder and the company, which includes such terms and conditions as required by the Board or Committee.

Amendment and Termination
-------------------------
The Board may at any time, and from time to time, suspend or terminate the Stock Plans in whole or in part or amend them from time to time in such respects as the Board may deem appropriate and in the best interest of the Company. All grants must be within ten years from the date the Stock Plans are approved or adopted by the stockholders.

Payment of Exercise Price
-------------------------
Payment of the option price on exercise of stock options may be made in cash, shares of common stock of the company or a combination of both, as determined by the Committee.

Tax Treatment To The Recipients
-------------------------------
The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The recipients, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipients will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the recipients receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The recipients are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment To The Company
----------------------------
The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax-deductible expense by ACNI for federal income tax purposes in the taxable year of ACNI during which the recipient recognizes income.

Plan Benefits Table
-------------------
The following sets the amount of common stock and options received by or allocated to each of the following under the Stock Plans:

July 2003 Stock Plan

Name and position                Dollar value($)        Number of Shares
                                 ---------------        ----------------

Gordon F. Lee                    $   35,000                 500,000*
CEO, Secretary and
Director

All current executive            $   35,000                 500,000*
officers as a group

2004 Stock Plan

Name and position                Dollar value($)       Number of Shares
                                 ---------------       ----------------

Gordon F. Lee                    $   60,000               2,000,000
CEO, Secretary and
Director

All current executive            $   60,000               2,000,000
officers as a group

* These shares were subsequently cancelled and returned to treasury.

Registration of Shares Underlying the Stock Plan

All shares underlying the Stock Plans were registered on a Form S-8 registration statement.

Stockholders holding a majority of the voting power of the Company have indicated that effective September __, 2004 they will, by written consent, ratify and approve the 2003 Stock Plan, the July 2003 Stock Plan and the 2004 Stock Plan.

Proposal No. 5

                      TO RATIFY AND APPROVE THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

The firm of Russell Bedford Stefanou Mirchandani LLP, independent certified public accountants, has been appointed by the Board of Directors to serve as our independent auditors for the fiscal year ended December 31, 2004.

Audit Fees

The aggregate fees billed to the company for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the financial statements included in the our Quarterly Reports on Form 10-Q for that fiscal year, were $26,600.

Financial Information Systems Design And Implementation Fees

Russell Bedford Stefanou Mirchandani, independent certified public accountants, did not provide any professional services to us with respect to financial information systems design and implementation for the year ended December 31, 2003.

All Other Fees

Russell Bedford Stefanou Mirchandani, independent certified public accountants, was not paid any other fees for services rendered to the Company during the year ended December 31, 2003.

Stockholders holding a majority of the voting power of the company have indicated that effective September __, 2004 they will, by written consent, ratify and approve the appointment of Russell Bedford Stefanou Mirchandani as the company's independent auditors.

Proposal No. 6

                   TO RATIFY AND APPROVE THE LICENSE AGREEMENT
                 WITH ETV, INC. AND THE COMPANY'S BUSINESS PLAN.

American IDC Corporation develops online interactive communities, such as matchmaking and music download sites, and portals. On April 27, 2004, American IDC Corp. entered into a Exclusive License Agreement with Timeless Video, Inc., a California corporation ("TVI/CSI"), Digital Continuum, Inc., a California corporation ("DCI") and ETV, Inc., a California corporation ("ETV"), (collectively, the "Licensor), whereby the company agreed to license a library of over 10,000 classic films and television programs and a digital technology solution for encoding, encrypting and broadcasting over the Internet, including a proprietary Digital Continuum software. TVI/CSI is the owner of a library of over ten thousand (10,000) classic films and television programs (the "Library") and has the worldwide rights for distribution, marketing and broadcasting such films and television programs through all channels of distribution and in all in media. DCI owns as its exclusive property a digital technology solution for encoding, encrypting and broadcasting over the Internet, including a proprietary Digital Continuum software ("DC Software"), which is capable of delivering over 24/7 Internet Broadband Channels. ETV possesses the licensing rights for the Library for the purposes of broadband delivery and reselling over the Internet in the United States and the exclusive rights to use the DC Software for the purpose of broadband delivery over the Internet to the United States Market.

Under the licensing agreement, the company will license the Library and DC Software for use in North America for a period of five years, renewable by mutual agreement of the parties. In consideration for the license, the company will pay to the Licensor Ten Thousand Dollars ($10,000), which has already been paid, and Five Million (5,000,000) shares of restricted common stock.

The license also included an exclusive two-year option to purchase the licensed assets for Five Million Dollars ($5,000,000) payable in cash or common stock, as determined by the parties.

In connection with the above-referenced license agreement, Alston Barnard and Garry Lawson, principals of Licensor, agreed to enter into one year consulting agreements with the company to assist it with marketing and utilization of the licensed assets. The consulting agreements will be individually negotiated for a one-year term and will include payment of One Million (1,000,000) shares of American IDC common stock.

This agreement was subsequently amended to include licensing rights in China.

This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of the License Agreement in furtherance of its business plan. Stockholders holding a majority of the voting power of the company have indicated that effective September__, 2004 they will, by written consent, ratify and approve the License Agreement with ETV, Inc.

Proposal No. 7

   TO RATIFY AND APPROVE THE ACTIONS OF THE BOARD OF DIRECTORS AND OFFICERS OF
                   THE COMPANY FOR THE LAST TWO FISCAL YEARS.

The Board has proposed that the shareholders ratify and approve the officers and directors past actions over the fiscal years ended December 31, 2002 and December 31, 2003.

This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of the officers and directors past actions over the fiscal years ended December 31, 2002 and December 31, 2003.

Stockholders holding a majority of the voting power of the company have indicated that effective September__, 2004 they will, by written consent, ratify and approve the officers and directors past actions over the fiscal years ended December 31, 2002 and December 31, 2003.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Gordon F. Lee
                                -----------------
                                  Gordon F. Lee
                                  -------------
                                    Chairman
                                    --------

Appendix 1  2003 Non-Qualified Stock Plan (1)
Appendix 2  July 2003 Non-Qualified Stock & Stock Option Plan (2)
Appendix 3  2004 Non-Qualified Stock & Stock Option Plan (3)

--------------

(1) Filed with the SEC as an Exhibit to Form S-8 (File No. 333-105184) on May 13, 2003.
(2) Filed with the SEC as an Exhibit to Form S-8 (File No. 333-107366) on July 25, 2003.
(3) Filed with the SEC as an Exhibit to Form S-8 (File No. 333-114539) on April 16, 2004. 16